  As filed with the Securities and Exchange Commission on September 25, 2001
                                                  Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549
                                  __________

                                   FORM S-8
                            REGISTRATION STATEMENT

                                     Under
                          The Securities Act of 1933
                                  __________

                                TEJON RANCH CO.
              (Exact name of issuer as specified in its charter)
                                  ___________

                Delaware                                    77-0196136
       (State of Incorporation)                          (I.R.S. Employer
                                                        Identification No.)

                             Post Office Box 1000
                                4436 Lebec Road
                            Lebec, California 93243
         (Address of principal executive offices, including zip code)
                                  __________

                           1998 STOCK INCENTIVE PLAN
                           (Full title of the Plan)
                                  __________

                                ROBERT A. STINE
                                TEJON RANCH CO.
                                 P.O. Box 1000
                            Lebec, California 93243
                                (661) 248-3000
           (Name, address and telephone number of agent for service)

                                With a copy to:
                              ROY J. SCHMIDT, JR.
                          Gibson, Dunn & Crutcher LLP
                            333 South Grand Avenue
                         Los Angeles, California 90071
                                (213) 229-7000

                        CALCULATION OF REGISTRATION FEE

===============================================================================================================================
                                                                          Proposed          Proposed
                                                                           Maximum           Maximum
                                                      Amount To Be      Offering Price       Aggregate            Amount of
    Title of Securities being registered             Registered (1)     Per Share (2)    Offering Price (2)   Registration Fee
--------------------------------------------------------------------------------------------------------------------------------

 Common Stock.................................          800,000          $ 20.745         $16,596,000           $4,149
===============================================================================================================================

(1) These shares of Common Stock are reserved for issuance pursuant to the Tejon Ranch Co. 1998 Stock Incentive Plan. Pursuant to Rule 416(c), there is also being registered such number of additional shares which may become available for purchase pursuant to the foregoing Plan in the event of certain changes in the outstanding shares, including reorganizations, recapitalizations, stock splits, stock dividends, and reverse stock splits.

(2) Estimated in accordance with Rule 457(h) and Rule 457(c) solely for purposes of calculating the registration fee and based on the average of the high and low prices of the Common Stock of Tejon Ranch Co. on the New York Stock Exchange on September 21, 2001.

                               EXPLANATORY NOTE

       This Registration Statement on Form S-8 is filed by Tejon Ranch Co., a Delaware corporation (the "Company," or "Registrant"), relating to 800,000 shares of its common stock, par value $0.01 per share (the "Common Stock"), issuable to eligible employees of the Company under the Company's 1998 Stock Incentive Plan (the "Plan"). This Registration Statement is submitted in accordance with Section E of the General Instructions to Form S-8 regarding Registration of Additional Securities.

       The following documents, which previously have been filed by the Company with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference and made a part hereof:

       (i) The Company's Registration Statement on Form S-8, file number 333-68869, filed with the Commission on December 14, 1998;

       (ii) The Company's Current Report on Form 10-K for the fiscal year ended December 31, 2000 filed with the Commission, filed March 27, 2001;

       (iii) The Company's Quarterly Report on Form 10-Q for the quarters ended March 31, 2001 and June 30, 2001 and

       (iv) The description of the Company's Common Stock contained in the Company's Registration Statement filed under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

                               List of Exhibits

 5.0   Opinion of Gibson, Dunn & Crutcher LLP.

23.1   Consent of Ernst & Young LLP, independent auditors.

23.2   Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5).

24.0   Power of Attorney (included on signature page).
---------------
       This document, filed with the Securities Exchange Commission in Washington D.C. as the Company's Registration Statement No. 333-68869, filed on December 14, 1998, is incorporated herein by reference.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lebec, State of California, on the 18th day of September, 2001.

                                   TEJON RANCH CO.



                                   By: :          /s/ Robert A. Stine
                                          -------------------------------------
                                                  Robert A. Stine,
                                          President and Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints Robert S. Stine, Allen E. Lyda and Dennis Mullins, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, lawfully do or cause to be done by virtue thereof.


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                  Title                                       Date
---------                                  -----                                       ----
/s/ Robert A. Stine                        President, Chief Executive Officer and      September 18, 2001
-----------------------------------------  Director (Principal Executive Officer)
Robert A. Stine

/s/ Allen E. Lyda                          Vice President - Finance and Treasurer      September 18, 2001
-----------------------------------------  (Principal Financial and Principal
Allen E. Lyda                              Accounting Officer)

/s/ Rayburn S. Dezember                    Chairman of the Board                       September 18, 2001
-----------------------------------------
Rayburn S. Dezember

/s/ Otis Booth, Jr.                        Director                                    September 18, 2001
-----------------------------------------
Otis Booth, Jr.

                                           Director                                    September 18, 2001
-----------------------------------------
Craig Cadwalader

/s/ Dan T. Daniels                         Director                                    September 18, 2001
-----------------------------------------
Dan T. Daniels

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

                                           Director                                    September 18, 2001
-----------------------------------------
John L. Goolsby

/s/ Norman Metcalfe                        Director                                    September 18, 2001
-----------------------------------------
Norman Metcalfe

/s/ George G.C. Parker                     Director                                    September 18, 2001
-----------------------------------------
George G.C. Parker

                                           Director                                    September 18, 2001
-----------------------------------------
Robert C. Ruocco

/s/ Kent G. Snyder                         Director                                    September 18, 2001
-----------------------------------------
Kent G. Snyder

/s/ Geoffrey L. Stack                      Director                                    September 18, 2001
-----------------------------------------
Geoffrey L. Stack

                                           Director                                    September 18, 2001
-----------------------------------------
Martin H. Winer

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